Exhibit 99.1

United States 12 Month Oil Fund, LP
Monthly Account Statement
For the Month Ended June 30, 2018

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$1,909,182
Unrealized Gain (Loss) on Market Value of Futures	2,845,078
Dividend Income	21,166
Interest Income	96,077
ETF Transaction Fees	350
Total Income (Loss)	$4,871,853

Expenses
General Partner Management Fees	$40,206
Professional Fees	11,198
Brokerage Commissions	779
Non-interested Directors' Fees and Expenses	689
Prepaid Insurance Expense	1,460
NYMEX License Fee	1,005
Total Expenses	$55,337
Net Income (Loss)	$4,816,516

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/18	$83,762,111
Withdrawals (100,000 Shares)	(2,335,157)
Net Income (Loss)	4,816,516

Net Asset Value End of Month	$86,243,470
Net Asset Value Per Share (3,400,000 Shares)	$25.37

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2018 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh
Chief Financial Officer
United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC
1999 Harrison Street, Suite 1530
Oakland, CA 94612